SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 23, 2005

                                   $40,000,000
        FLOATING RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
                    (STRATS(SM)) CERTIFICATES, SERIES 2005-3

     STRATS(SM) TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-3
                                     ISSUER

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                    DEPOSITOR

                            ------------------------

This is a supplement to the Prospectus Supplement dated September 23, 2005, which supplements the Prospectus dated December 1, 2004.

YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-11 OF THE
PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

The Certificates represent interests in the trust only and do not represent an interest in or obligation of the underwriters, the trustee, the swap counterparty or any of their affiliates.

The Prospectus Supplement, as hereby supplemented, may be used to offer and sell the Certificates only if accompanied by the Prospectus.

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The information in the Prospectus Supplement is hereby updated as follows:

o    The aggregate principal amount of the Certificates offered is $40,000,000.
     Therefore, all references in the Prospectus Supplement to $30,000,000 aggregate principal amount of the Certificates should be deemed instead to refer to $40,000,000 aggregate principal amount of Certificates.

o    The aggregate liquidation amount of Underlying Securities will be
     $40,000,000. Therefore, all references in the Prospectus Supplement to
     $30,000,000 (by aggregate liquidation amount) of the Underlying Securities should be deemed instead to refer to $40,000,000 aggregate liquidation amount of Underlying Securities.

o    The table on page S-43 of the Prospectus Supplement reads as follows:

            Wachovia Securities.......................... $29,900,000
            RBC Dain Rauscher Inc........................ $10,100,000

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                               WACHOVIA SECURITIES
                              RBC DAIN RAUSCHER INC

               The date of this supplement is September 29, 2005.